UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN WATER WORKS COMPANY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Copies to:

Joanne R. Soslow, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5000	Keith E. Gottfried, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, N.W. Washington, DC 20004-2541 (202) 739-5947

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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American Water Works Company, Inc., a Delaware corporation (“American Water”), is filing definitive additional materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies from its stockholders in connection with its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). American Water filed a definitive proxy statement and a definitive form of proxy card with the SEC on March 27, 2015 in connection with its solicitation of proxies to be used at the 2015 Annual Meeting (the “2015 Annual Meeting Proxy Statement”).

Press Release Issued on May 15, 2015

Attached hereto is a press release issued on May 15, 2015 announcing that American Water convened the 2015 Annual Meeting on May 15, 2015 and adjourned the meeting to allow the Company’s stockholders additional time to vote on the proposals set forth in the 2015 Annual Meeting Proxy Statement. The 2015 Annual Meeting will be reconvened at 8:45 a.m. (Eastern Daylight Time) on Monday, June 1, 2015, at American Water’s executive offices located at 1025 Laurel Oak Road, Voorhees, New Jersey 08043. Only stockholders of record as of the close of business on March 17, 2015, the record date, are entitled to and are being requested to vote.

Additional Information and Where To Find It

Stockholders can obtain copies of American Water’s 2015 Annual Meeting Proxy Statement, any amendments or supplements to the 2015 Annual Meeting Proxy Statement and other documents filed by American Water with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.amwater.com, by writing to American Water’s Corporate Secretary at American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey, 08043, or by emailing Investor Relations at aw.investorrelations@amwater.com.

FOR IMMEDIATE RELEASE

Edward Vallejo Vice President, Investor Relations 856-566-4005 edward.vallejo@amwater.com	Maureen Duffy Vice President, Communications 856-309-4546 maureen.duffy@amwater.com	Paul R. Schulman Executive Vice President MacKenzie Partners, Inc. (800) 322-2885 pschulman@mackenziepartners.com

American Water Announces Adjournment of

Annual Meeting to June 1, 2015

VOORHEES, NJ – May 15, 2015 – American Water Works Company, Inc. (NYSE: AWK), the largest and most geographically diverse publicly traded U.S. water and wastewater utility company, today announced that it convened its Annual Meeting of Stockholders earlier today and adjourned the meeting to allow the Company’s stockholders additional time to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”).

The 2015 Annual Meeting will be reconvened at 8:45 a.m., EDT, on Monday, June 1, 2015, at American Water’s executive offices located at 1025 Laurel Oak Road, Voorhees, N.J. 08043. Stockholders will also have the ability to participate in the meeting remotely and cast their vote electronically on the Internet during the reconvened meeting at www.virtualshareholdermeeting.com/awk2015. Investors will also be able to hear a live audio-only webcast of the reconvened meeting by visiting our Investor Relations website at http://ir.amwater.com.

American Water filed a definitive proxy statement and a definitive form of proxy card with the SEC on March 27, 2015 in connection with its solicitation of proxies to be used at the 2015 Annual Meeting (the “2015 Annual Meeting Proxy Statement”). Stockholders are urged to read the 2015 Annual Meeting Proxy Statement and other relevant documents filed with the SEC in their entirety. The 2015 Annual Meeting Proxy Statement can be obtained free of charge at the SEC’s website at www.sec.gov or at the Investor Relations section of the American Water corporate website at www.amwater.com.

During the period of the adjournment, American Water will continue to solicit proxies from its stockholders with respect to all the proposals set forth in the 2015 Annual Meeting Proxy Statement. Stockholders who have already voted do not need to recast their votes. Stockholders who have not already voted are encouraged to do so. Proxies previously submitted in respect of the 2015 Annual Meeting will be voted at the reconvened meeting unless properly revoked. Only stockholders of record as of the close of business on March 17, 2015, the record date, are entitled to and are being requested to vote.

If you have not yet voted or wish to change your vote on any of the proposals described in the Company’s 2015 Annual Meeting Proxy Statement, we urge you to vote by mail or through the internet using the instructions provided in your voting instruction form or proxy card.

If you have questions or require assistance in the voting of your shares, please call MacKenzie Partners, Inc., the firm assisting us in the solicitation of proxies for the 2015 Annual Meeting, at (212) 929-5500 (Call Collect), Toll-Free (800) 322-2885 or by e-mail at proxy@mackenziepartners.com

About American Water

Founded in 1886, American Water (NYSE: AWK) is the largest and most geographically diverse publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs 6,400 dedicated professionals who provide regulated and market - based drinking water, wastewater and other related services to an estimated 15 million people in 47 states and parts of Canada. More information can be found at www.amwater.com.

Additional Information and Where to Find It

Stockholders can obtain copies of American Water’s 2015 Annual Meeting Proxy Statement, any amendments or supplements to the 2015 Annual Meeting Proxy Statement and other documents filed by American Water with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.amwater.com, by writing to American Water’s Corporate Secretary at American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, N.J., 08043, or by emailing Investor Relations at aw.investorrelations@amwater.com.